WANDEL & GOLTERMANN TECHNOLOGIES, INC.

                         PROXY SOLICITED ON BEHALF OF
                           THE BOARD OF DIRECTORS OF
                    WANDEL & GOLTERMANN TECHNOLOGIES, INC.


     The undersigned hereby appoints Gerry Chastelet and Adelbert Kuthe, and each of them, proxies, with power of substitution, to represent the undersigned at the Special Meeting of Shareholders of Wandel & Goltermann Technologies,
Inc., a North Carolina corporation (the "Company"), to be held on     , August
 , 1998, at     at          , and at any adjournments thereof, to vote the
number of shares which the undersigned would be entitled to vote if present in person in such manner as such proxies may determine, and to vote on the following proposal as specified below by the undersigned.


(1) Proposal to approve an Agreement and Plan of Merger pursuant to which WG Merger Corp., a newly-formed North Carolina corporation that is a wholly-owned subsidiary of Wandel & Goltermann Management Holding GmbH, a German limited liability company ("WG Holding"), will be merged with and into the Company and each outstanding share of the Company's common stock, $.01 par value, (other than shares held by WG Holding and shares held by shareholders who have properly perfected their dissenters' rights) will be converted into the right to receive $15.90 in cash.

     [ ] FOR     [ ] AGAINST     [ ] ABSTAIN
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     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IN THE ABSENCE OF SPECIFIED DIRECTIONS, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL SET FORTH ABOVE. The proxies are also authorized to vote in their discretion upon such other manners as may properly come before the meeting or any adjournment thereof.

                                          In signing as attorney,
                                          administrator, executor, guardian,
                                          trustee or as a custodian for a
                                          minor, please add your title as such.
                                          If a corporation, please sign in full
                                          corporate name and indicate the
                                          signer's office. If a partner, please
                                          sign in the partnership's name.


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                                          Dated                         , 1998
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